Exhibit 99.9
 SECOND Quarter 2024

 Forward-looking Statements  This presentation contains forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and ChoiceOne.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future”, and variations of such words and similar expressions are intended to identify such forward-looking statements.    All statements with references to future time periods are forward-looking.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements.  Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.  Additional risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2023.  In addition to results presented in accordance with GAAP, this presentation includes certain non-GAAP financial measures. ChoiceOne believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand underlying financial performance and condition and trends of ChoiceOne.  Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. ChoiceOne’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.   Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this presentation.

 Our vision is to be the   best bank in Michigan.  Our mission is to provide superior service, quality advice, and show utmost respect to everyone we meet.

COMPANY PROFILE

ChoiceOne Bank maintains the community feel of a small-town bank with the technological capabilities and product offerings of a larger bank

OVERVIEW

ChoiceOne Financial Services, Inc. ("COFS") was incorporated in 1986 as a Michigan corporation. ChoiceOne Bank was founded in 1898 (then called Sparta State Bank) in Sparta, MI at the corner of Division and Union Street. Over its more than 125-year history, COFS has grown significantly, due in part to its merger with County Bank Corp. ($673 million in assets) and acquisition of Community Shores Bank Corporation ($244 million in assets). Today, COFS is a $2.6 billion bank holding company listed on the NASDAQ stock exchange with a market capitalization of $217 million as of June 30, 2024. COFS prides itself on maintaining the community feel of a small-town bank with the technological capabilities and product offerings of a larger bank.

Personal Banking

Provides full array of banking services including checking, savings, CDs/money markets and HSAs, complete with online and mobile banking solutions.

Business Banking

Business banking offers business and agriculture loans, treasury services and public funds.

Mortgage Lending

A comprehensive offering of residential mortgage options including fixed and adjustable-rate mortgages.

Wealth Management

Wealth Management provides two delivery channels – The Private Bank and Retail Investment Services. The Wealth Management team is experienced, nimble and responsive to client needs. Areas of expertise include investing, lending, banking, and trust services.

Coast to Coast Coverage

Through 35 locations across western and southeastern Michigan, ChoiceOne Bank leverages advanced technology, innovative services, and tailored solutions for its customers.

SUMMARY FINANCIALS (6/30/2024)

Total Assets	$2,623	Annualized Dividend Yield	3.8%
Deposits	$2,127	P/E Ratio (TTM)	9.6x
Gross Loans (Incl. HFS)	$1,443	Annualized ROAA	0.99%
Market Cap	$217	Annualized ROAE	12.50%

MAP OF LOCATIONS


Milwaukee
Chicago
Detroit
OHIO
Indianapolis
Columbus
Branch Location

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Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified
Note: All dollars in millions

AWARDS & ACCOMPLISHMENTS

With an abundance of accolades & awards, ChoiceOne Bank has been recognized as a top-tier community bank in Michigan and in the banking industry.

Organization	Award
U.S. Small Business Administration (SBA)	SBA Michigan 504 Third Party Lender of the Year Award *(Fiscal Year 2023)*
Michigan Bankers Association	Financial Literacy Award *(Michigan Bankers Association – 2024. 2023, 2022 & 2020)*
2023 Michigan Community Fund	Partner of the Michigan Community Fund *(Recognized for Supporting Affordable Housing – 2023)*
Newsweek America's Best Banks	Named Best Small Bank by *Newsweek* 3 Years in a row *2023 – 2022 – 2021*
Mastercard	Mastercard Doing Well By Doing Good *(Segment Award – 2022)*
American Bankers Association	ABA Foundation Community Commitment Awards *(Economic Inclusion Honorable Mention – 2021)*
Finovate Awards	Best Small Business Solutions Nomination *(Finovate Awards – 2019)*
CardRates.com	Editor's Choice Award for Community Commitment *(Cardrates.com – 2019)*
AAF	Silver Addy *(AAF – 2019)*
Grand Rapids Business Journal	Newsmaker Finalist of the Year *(Grand Rapids Business Journal – 2019 & 2018)*
truenorth community services	True North Community Partner Award *(True North Community Services – 2019 & 2018)*
BankDirector	Startup Innovation Finalist with Plinqit *(Bank Director Best of FinXTech – 2019 & 2018)*
BAI	Global Innovation Awards Nominee *(BAI – 2018)*
Independent Banker	National Top 20 Most Innovative Community Bank *(Independent Banker – 2018)*
West Michigan Hispanic Chamber of Commerce	Award Nominee *(West MI Hispanic Chamber of Commerce – 2018)*

"ChoiceOne has a special culture, one that is driven by innovation, yet with a mission to provide superior service, quality advice, and show utmost respect to everyone we meet."

– Kelly J. Potes

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 Management Team  Mr. Michael J. Burke Jr. has served as President at ChoiceOne since May 2020 and oversees lending and operations. Previously, he served as President, CEO, COO and Director at Lakestone Bank & Trust which was merged into ChoiceOne. Mr. Burke is highly involved in organizations in Southeast Michigan including the Lapeer Development Corporation and McLaren Lapeer Region Board of Trustees. Mr. Burke holds a Bachelor of Arts degree in Finance from the University of Michigan-Flint.   Michael J. Burke, Jr. | President  Mr. Adom Greenland is the Executive Vice President, Chief Financial Officer and Treasurer at ChoiceOne. Mr. Greenland joined ChoiceOne in 2013 with various roles including Chief Operating Officer overseeing technology and bank operations.  Prior to joining ChoiceOne he worked as a Certified Public Accountant at PwC for over 10 years, which included an international rotation in London, England. He holds both a Bachelor's degree and Master's degree in Accounting from Michigan State University.  Mr. Kelly J. Potes, CFP, joined ChoiceOne Bank in 1984 and has held various management positions including Assistant Controller, Bank Investment Portfolio Manager, Head of ALCO, Head of Bank Retail Services, and Head of Investment Services. In 1998, he left ChoiceOne Bank to become the President and Owner of Kent-Ottawa Investment Advisors, an investment advisory firm. In 2001, he returned to ChoiceOne Bank as Senior Vice President of Retail Services, and General Manager of ChoiceOne Insurance Agencies, Inc. before being named Chief Executive Officer in 2016.   Adom J. Greenland | EVP & CFO   Kelly J. Potes | CEO  Mr. Bradley A. Henion is the Executive Vice President and Chief Lending Officer of ChoiceOne Bank. Mr. Henion joined ChoiceOne in 2015 having previously held Senior Vice President positions with GreenStone Farm Credit Services in East Lansing, MI, and Bank of America (formerly LaSalle Bank) in Grand Rapids, MI. Mr. Henion holds a Master of Business Administration in Finance from Baker College and has a Bachelor of Science in Accountancy from Ferris State University.   Bradley A. Henion | EVP & CLO  "With a vision to be the best bank in Michigan and a mission to provide superior service, quality advice, and show utmost respect to everyone we meet, our tech-savvy community bank is prepared to meet our customers’ financial needs, however they choose, and build solid personal relationships.”   - Kelly J. Potes

 Management Team (CONT.)  Ms. Heather D. Brolick has been Chief Human Resources Officer of ChoiceOne Bank since October 2020 following its acquisition of Community Shores Bank Corporation. Ms. Brolick served as Director, President and Chief Executive Officer of Community Shores Bank Corporation and Community Shores Bank From 2006 until 2020. Ms. Brolick also currently serves as a Board member and Chairperson of the Board of Directors of Harbor Hospice and a Board member and Chairperson of the Board of Harbor Hospice Foundation, among others.   Heather D. Brolick | EVP & CHRO  Mr. Jamula has served as the Senior Vice President of Wealth Management since 2021. Mr. Jamula has over 28 years of banking experience, which includes sales leadership positions at TCF Bank, Chemical Bank and Fifth Third Bank covering Wealth Management and Private Banking. Mr. Jamula holds a Bachelor of Business Administration in Accounting from Grand Valley State University.  Mr. Lee A. Braford has been a Senior Vice President and Chief Credit Officer of ChoiceOne Bank since January 2011. He has served in various roles with ChoiceOne for over 25 years leading the development of ChoiceOne’s credit culture. Mr. Braford is active in organizations in Sparta, MI including serving on board of the Sparta Community Foundation, previously as its Chairman.  Rob Jamula | SVP WEALTH MANAGEMENT   Lee A. Braford | SVP & CCO  Ms. Shelly M. Childers has served as Senior Vice President and Chief Information Officer at ChoiceOne Bank since 2019. Prior to that Ms. Childers was the Senior Vice President and Chief Information Officer at Lakestone Bank and Trust. Ms. Childers has over 25 years of experience leading both the operational and digital sides of banking technology. Her background also includes experience in leading bank technology through acquisitions, mergers, and software conversions. Ms. Childers holds a Bachelor of Business Administration and Finance from the University of Michigan.   Shelly M. Childers | SVP & CIO

 Source: S&P Capital IQ Pro, as of 6/30/2023  Note: All dollars in thousands  Other MI includes branches not located in an MSA, including those in the cities of Fremont, Grant and Newaygo  Geographic Footprint  GRAND RAPIDS-KENTWOOD, MI  Locations  10  Deposits  $755,651  Market Share  2.57%  Market Rank  11  SOUTHEASTERN MI (DETROIT MSA)  Locations  13  Deposits  $824,609  Market Share  0.45%  Market Rank  13  MUSKEGON, MI  Locations  5  Deposits  $350,225  Market Share  16.84%  Market Rank  3  Other MI(1)  Locations  3  Deposits  $155,903  Market Share  NA  Market Rank  NA  Map of locations  Scale in Legacy Markets BY MSA

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: All dollars in millions, unless otherwise noted; deals sorted by announcement date  Excludes $138.0 million and $33.1 million in PPP loans in 2020, 2021 respectively  M&A History  COFS has completed three whole bank M&A deals, most recently, the merger of equals with County Bank Corp. in 2019 and an acquisition of Community Shores Bank Corporation in 2020  Transaction Overview  Deal Profile (Announcement)  Target Operating Metrics (Quarter Before Announcement)  Target  Target City, State  Announcement Date  Deal Value  Consideration  Total Assets  Gross Loans  LTM ROAA  Muskegon, MI  1/6/2020  $21.9  76.5% Stock /  23.5% Cash   $185.1  $147.2  0.49%  Lapeer, MI  3/25/2019  $89.0  100.0% Stock /  0.0% Cash   $616.6  $363.9  1.13%  Kent City, MI  4/25/2006  $29.0  99.9% Stock /   0.1% Cash  $216.4  $150.7  0.99%  COFS M&A History  Organic and Acquisitive Asset Growth  Organic Assets  Acquired Assets

 Financial Summary

 Source: Numbers based on ChoiceOne internal data   as of 6/30/2024 exc. where spec. identified; Note: All dollars in thousands  Includes $138.0 million, $33.1 million and $0 million in PPP loans in 2020, 2021    and 2022, respectively   (2) Core loans-exclude Paycheck Protection Program (“PPP”) loans, held for sale loans, and loans to   other financial institutions. Loans held for sale were $8.9 million and $5.9 million in Q2 2023 and Q2 2024, respectively   Loans to other financial institutions were $38.8 million and 36.6 million in Q2 2023 and Q2 2024, respectively  Historic Balance Sheet Growth – COFS  Outline of COFS’ notable balance sheet growth following two M&A transactions in 2019 and 2020, both including & excluding the impact of PPP loans  Total Equity  Total Deposits  Gross Loans (Including Held For Sale) (1)  Total Assets  PPP  14.3% Core loan (2) growth for the trailing 12 months

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: All dollars in thousands  Saving accounts include MMDA’s  Attractive Deposit Mix – ChoiceOne Bank  Diverse local deposit franchise of retail, business, and municipal accounts  Launched new treasury management platform in 2023 with best-in-class functionality  At 6/30/2024 Non-interest-bearing deposit base of $517.1 million or 24% of deposits  35.5% of total deposits exceed the FDIC limit of $250,000, as of 6/30/2024  Diversified offerings such as Intrafi’s CDARS and ICS products that increase depositors’ FDIC coverage  Ample borrowing capacity from the Federal Home Loan Bank, Federal Reserve, and other sources is available to fully cover uninsured deposits  Deposit Mix and Detail (6/30/2024)  Commentary  Demand Deposit Mix (6/30/2024) (1)  $1.7 Billion  Balance  % of Total  Transaction  $1,112,888  52.3%  MMDAs & Savings  600,798  28.3%  Retail CDs (≤ $250K)  213,921  10.0%  Jumbo CDs (> $250K)  199,072  9.4%  Total Deposits  $2,126,679  100.0%

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: All dollars in thousands; costs are annualized on a quarterly basis  Attractive Deposit Mix – ChoiceOne Bank (cont.)  Deposits, excluding brokered deposits, increased by $64.5 million or 3.2% during the twelve months since June 30, 2023. The increase in deposits is a combination of new business, and recapture of deposit losses from the prior year.  Non-interest-bearing and transactional account balances drive lower cost of deposits  Management team has demonstrated historical success of controlling deposit costs in previous interest rate cycle  Deposit Mix and Detail (6/30/2024)  Commentary  Historic Cost of Interest-Bearing Deposits vs Fed Funds  $2,185,848  $2,126,679  $2,086,388  25%  26%  26%  74%  75%  74%  23%  77%  $2,133,195  76%  24%  $2,122,055  28% Beta  35% Beta  Last Cycle Q3 2015 – Q2 2019  Current Cycle to date

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: All dollars in thousands; yields are annualized on a quarterly basis  Detail by types per call report codes  Attractive Loan Mix – ChoiceOne Bank  Strong commercial real estate portfolio - 48% of CRE loans are owner occupied  QTD Yield on loans of 6.16%  $452 million of loans classified as variable or 31% of portfolio  $300.3 million of loans with Principal Paydown (Payments & Maturities) one year or less or 20.8% of portfolio  Weighted average duration of loan portfolio of 1.9 years  Active residential real estate lending with sold (primarily service retained) and portfolio mortgages  Loan Mix and Detail (6/30/2024) (1)  Commentary   Loan to Deposit Ratio     Balance  % of Total  Construction & Development  $93,678   6.5%  1-4 Family  376,488  26.1%  Multifamily  57,893  4.0%  C&I  216,899  15.0%  Farm & Agricultural  42,579  2.9%  Consumer, Leases & Other  40,463  2.8%   CRE – Owner Occupied  296,818  20.6%   CRE – Non-Owner Occupied  318,655  22.1%   Total CRE  $615,473   42.7%           Gross Loans  $1,443,473   100.0%

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Securities portfolio breakdown is by book value and excludes equity securities   Reported value of securities: Available for sale, at fair value and held to maturity, at amortized cost net of credit losses  See Non-GAAP Reconciliation  Investment Portfolio – COFS  Securities Portfolio Breakdown (1)  $884 Million (2)  Security portfolio highlights  Total Portfolio  COFS’ total securities portfolio of $884 million consists of high-quality securities to be used for liquidity and cash flow  $392.7 million of the portfolio is at held to maturity status. A large component of these securities are local issuance municipals or CRA  83% of securities are rated AA or higher  Ample on balance sheet liquidity to fund future loan growth, including $129.4 million of cash flow from securities over the next two years  Yield & Interest Rate Risk  COFS’ securities income was $6.9 million, with a yield of 2.81% for the three months ended June 30, 2024  COFS’ tax equivalent securities income was $7.3 million, with a yield of 2.96%(3) for the three months ended June 30, 2024  ChoiceOne has pay-fixed interest rate swaps with a total notional value of $401.0 million. These derivative instruments will increase in value as long-term interest rates rise, which helps offset the reduction in equity due to unrealized losses on securities available for sale  Modified Duration of the portfolio is 5.13 years; however, the impact of the hedging strategy (including all $401 million of notional pay-fix swaps) reduces the modified duration to 2.41 years. Weighted average life of the portfolio was 6 years  80% of the portfolio is bullet-like in structure

INTEREST RATE SWAPS

ChoiceOne uses interest rate swaps as part of our interest rate risk management strategy. ChoiceOne has pay-fixed interest rate swaps with a total notional value of $401.0 million with a weighted average coupon of approximately 3.07%. These derivative instruments will increase in value as long-term interest rates rise, which helps offset the reduction in equity due to unrealized losses on securities available for sale

INCOME IMPACT (1)

	Actual			Projected		
Swaps	**Total 2023**	**Q1 2024**	**Q2 2024**	**Q3 2024**	**Q4 2024**	**Total 2024**
Current paying (1)	3,390	945	1,004	970	970	3,889
Forward starting (2)			974	1,290	1,290	3,554
Terminated	(3,696)	(893)	(210)			(1,103)
Net Interest Income Impact	**(306)**	**52**	**1,768**	**2,260**	**2,260**	**6,340**

	Swaps	Notional Value	Coupon	Item Hedged	Contract End	Fair Value at 6/30/24
1	Current Paying	200,950	3.40%	Fixed rate securities	2031-2032	7,661
2	Forward Starting	200,000	2.75%	Variable Deposits	2032	15,969
					Total	**23,629**

Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified
Note: All dollars in thousands
(1) Derivatives income impact assumes a SOFR rate of 5.33% in perpetuity
(2) For each 25-basis point increase or decrease in SOFR rate from 5.33% projected quarterly net interest income will increase or decrease, respectively by approximately $250,000

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 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Net interest margin (tax-equivalent basis). See Non-GAAP reconciliation  Annualized quarter data  Financial Performance METRICS – COFS  Efficiency Ratio & Noninterest Expense to Average Assets (2)  NIM (1) (2)  ROAE (2)  ROAA (2)

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: Non-interest Income amounts exclude gain (losses) on sale of securities and changes in value of equity securities  Non-interest Income – COFS  Diversified sources of non-interest income with multiple lines of business including Wealth Management  2022  2023  Six Months Ended 6/30/2024  $15.8  Million  $15.2  Million  13%  10%  61%  12%  6%  62%  $8.2  Million  10%  7%  9%  8%  8%  10%  59%  15%  10%

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Excluding held for sale loans   Annualized quarter data  Asset Quality – COFS  Historically strong credit metrics  Net Charge-Offs / Average Loans (2)   NPLs / Loans (1)  Texas Ratio  NPAs / Total Assets  1.12% Allowance for Credit Losses to Total Loans(1)

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  See Non-GAAP Reconciliation  Capital  Regulatory Ratios  Q2 2022  Q3 2022  Q4 2022  Q1 2023  Q2 2023  Q3 2023  Q4 2023  Q1 2024  Q2 2024  ChoiceOne Financial Services, Inc.                             Total capital (to risk weighted assets)  13.8%  13.7%  13.8%  13.5%  13.2%  13.2%  13.0%  13.3%  13.5%  Common equity Tier 1 capital (to risk weighted assets)  11.0%  10.9%  11.1%  10.7%  10.5%  10.4%  10.3%  10.5%  10.7%  Tier 1 capital (to risk weighted assets)  11.3%  11.2%  11.4%  11.0%  10.8%  10.7%  10.5%  10.7%  10.9%  Tier 1 capital (to average assets)  7.5%  7.6%  7.9%  7.7%  7.7%  7.4%  7.5%  7.6%  7.7%  Book value per share   $ 22.19    $ 20.86    $ 22.47    $ 22.43    $ 23.79    $ 24.02    $ 25.92    $ 27.36    $ 28.32   Tangible book value per share (1)   $ 13.75    $ 12.47    $ 14.12    $ 14.12    $ 15.53    $ 15.80    $ 17.73    $ 19.21    $ 20.22   Tangible book value per share excluding AOCI (1)   $ 22.42    $ 22.99    $ 23.67    $ 23.14    $ 23.61    $ 24.08    $ 24.56    $ 25.08    $ 25.67   ChoiceOne Bank                             Total capital (to risk weighted assets)  12.7%  12.8%  13.0%  13.0%  12.7%  12.7%  12.4%  12.6%  13.2%  Common equity Tier 1 capital (to risk weighted assets)  12.2%  12.3%  12.5%  12.5%  12.2%  12.0%  11.8%  11.8%  12.5%  Tier 1 capital (to risk weighted assets)  12.2%  12.3%  12.5%  12.5%  12.2%  12.0%  11.8%  11.8%  12.5%  Tier 1 capital (to average assets)  8.1%  8.3%  8.7%  8.7%  8.7%  8.3%  8.4%  8.3%  8.8%

 COFS TRADES ON THE NASDAQ®  ChoiceOne trades on the Nasdaq Stock Exchange under its symbol, “COFS”   Market Makers in ChoiceOne Stock   D. A. Davidson & Co.  Nick Bicking  800.394.9230  Eugene Bodo  Managing Director, Institutional Equity Sales  Janney Montgomery Scott, LLC  O 215 665-6566,  M 610 766-0015  Raymond James & Associates  Anthony LanFranca  312.655.2961  Stock Registrar & Transfer Agent  Continental Stock Transfer & Trust Company  1 State Street Plaza, 30th Floor  New York, NY 10004-1561212.509.4000

OTHER SELECTED HIGHLIGHTS – COFS

Performance Ratios	Quarterly								
	2022 2nd Qtr.	2022 3rd Qtr.	2022 4th Qtr.	2023 1st Qtr.	2023 2nd Qtr.	2023 3rd Qtr.	2023 4th Qtr.	2024 1st Qtr.	2024 2nd Qtr.
Annualized return on average assets	0.95%	0.97%	1.13%	0.94%	0.86%	0.80%	0.82%	0.86%	0.99%
Annualized return on average equity	12.68%	14.11%	16.68%	13.42%	12.13%	11.31%	11.32%	11.26%	12.50%
Annualized return on average tangible common equity (1)	18.87%	21.96%	26.63%	20.64%	18.31%	16.55%	16.40%	15.81%	17.22%
Net interest margin *(fully tax-equivalent)* (1)	3.02%	3.15%	3.15%	3.09%	2.86%	2.70%	2.72%	2.74%	3.01%
Efficiency ratio	61.43%	61.06%	60.15%	65.40%	65.92%	65.74%	65.31%	64.55%	61.47%
Annualized cost of funds	0.25%	0.35%	0.59%	0.79%	1.29%	1.70%	1.91%	2.00%	1.92%
Annualized cost of deposits	0.19%	0.29%	0.47%	0.62%	0.98%	1.36%	1.57%	1.65%	1.56%
Cost of interest bearing liabilities	0.34%	0.48%	0.82%	1.08%	1.69%	2.20%	2.45%	2.53%	2.44%
Shareholders' equity to total assets	7.05%	6.63%	7.08%	7.00%	7.22%	7.04%	7.59%	7.74%	8.18%
Tangible common equity to tangible assets (1)	4.49%	4.07%	4.57%	4.52%	4.83%	4.74%	5.32%	5.56%	5.98%
Annualized noninterest expense to average assets	2.23%	2.25%	2.23%	2.34%	2.24%	2.14%	2.13%	2.09%	2.16%
Loan to deposit	52.81%	52.92%	56.40%	57.66%	61.02%	61.65%	66.70%	65.17%	67.87%
Full-time equivalent employees	380	383	376	376	380	376	369	367	367

Asset Quality (in thousands)	2022 2nd Qtr.	2022 3rd Qtr.	2022 4th Qtr.	2023 1st Qtr.	2023 2nd Qtr.	2023 3rd Qtr.	2023 4th Qtr.	2024 1st Qtr.	2024 2nd Qtr.
Net loan charge-offs (recoveries)	$ 185	$ 59	$ (12)	$ 28	$ 67	$ 148	$ 120	$ 51	$ 157
Annualized net loan charge-offs (recoveries) to average loans	0.07%	0.02%	0.00%	0.01%	0.02%	0.05%	0.04%	0.01%	0.04%
Allowance for loan losses	7,416	7,457	7,619	15,065	14,582	14,872	15,685	16,037	16,152
Unfunded commitment liability	-	-	-	2,991	3,156	2,718	2,160	1,757	1,485
Allowance to loans (excludes held for sale)	0.66%	0.66%	0.64%	1.24%	1.15%	1.14%	1.11%	1.13%	1.12%
Non-Accruing loans	1,242	1,197	1,263	1,596	1,581	1,670	1,723	1,715	2,086
Nonperforming loans (includes OREO)	2,714	2,628	2,666	1,726	1,847	1,792	1,845	1,837	2,358
Nonperforming loans to total loans (excludes held for sale)	0.24%	0.23%	0.22%	0.14%	0.15%	0.14%	0.13%	0.13%	0.16%
Nonperforming assets to total assets	0.11%	0.11%	0.11%	0.07%	0.07%	0.07%	0.07%	0.07%	0.09%

Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified
(1) See Non-GAAP Reconciliation

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APPENDIX NON-GAAP RECONCILIATION

	Year ended December 31,							
	2020		2021		2022		2023	
	Interest	Rate	Interest	Rate	Interest	Rate	Interest	Rate
Net interest income (tax-equivalent basis) (Non-GAAP) (1)	$ 51,808		$ 62,137		$ 68,979		$ 67,415	
Net interest margin (tax-equivalent basis) (Non-GAAP) (1)		3.51 %		3.14 %		3.09 %		2.83 %
Reconciliation to Reported Net Interest Income								
Net interest income (tax-equivalent basis) (Non-GAAP) (1)	51,808		62,137		68,979		67,415	
Adjustment for taxable equivalent interest	(737)		(1,513)		(1,665)		(1,530)	
Net interest income (GAAP)	$ 51,071		$ 60,624		$ 67,314		$ 65,885	
Net interest margin (GAAP)		3.38 %		3.08 %		3.01 %		2.77 %

(1) Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%. The presentation of these measures on a tax-equivalent basis is not in accordance with GAAP but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.

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Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Appendix non-GAAP reconciliation  (1) Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%.  The presentation of these measures on a tax-equivalent basis is not in accordance with GAAP but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Appendix non-GAAP reconciliation

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Appendix QUARTERLY Average Balances and Tax-Equivalent Interest Rates  Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%.  The presentation of these measures on a tax equivalent basis is not in accordance with GAAP but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.  Taxable securities include dividend income from Federal Home Loan Bank and Federal Reserve Bank stock.  Loans include both loans to other financial institutions and loans held for sale.  Non-accruing loan and PPP loan balances are included in the balances of average loans.   Interest on loans included net origination fees, accretion income, and PPP fees.

APPENDIX LOANS BY LOAN CATEGORY

(Dollars in thousands)

Loans:	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Agricultural	$59,063	$63,347	$64,159	$55,995	$40,684	$43,290	$49,210	$41,950	$45,274
Commercial and Industrial	208,857	208,590	210,210	217,063	224,191	222,357	229,915	231,222	224,031
Consumer	38,376	38,356	39,808	38,891	38,614	37,605	36,541	34,268	32,811
Commercial Real Estate	565,163	593,195	630,953	648,202	657,549	709,960	786,921	794,705	804,213
Construction Real Estate	17,950	14,299	14,736	13,939	16,734	16,477	20,936	17,890	18,751
Residential Real Estate	191,980	214,614	229,916	236,493	247,618	256,348	267,730	268,523	275,878
Loans to Other Financial Institutions	37,422	70	-	-	38,838	23,763	19,400	30,032	36,569
Gross Loans	1,118,811	1,132,471	1,189,782	1,210,583	1,264,228	1,309,800	1,410,653	1,418,590	1,437,527
Less allowance for credit losses on loans	7,416	7,457	7,619	15,065	14,582	14,872	15,685	16,037	16,152
Loans, Net	1,111,395	1,125,014	1,182,163	1,195,518	1,249,646	1,294,928	1,394,968	1,402,553	1,421,375

Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified
Note: Excludes loans held for sale

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